UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Verso Paper Corp.
 (Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Lenox Center Court, Suite 400 Memphis, Tennessee	38115-4436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 369-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Verso Paper Corp., or “Verso,” held its 2011 Annual Meeting of Stockholders on May 19, 2011. At the meeting, Verso’s stockholders: (1) elected Michael E. Ducey, Scott M. Kleinman and David B. Sambur to serve as Class III directors on Verso’s board of directors for a term of three years; (2) approved, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in Verso’s proxy statement dated April 20, 2011; (3) approved, on an advisory basis, holding a stockholder advisory vote on the compensation of Verso’s named executive officers every three years; and (4) ratified the appointment of Deloitte & Touche LLP as Verso’s independent registered public accounting firm for the year ending December 31, 2011. The proposals are described in detail in Verso’s proxy statement dated April 20, 2011. The tabulation of votes cast with respect to each proposal is as follows:
1.	Election of three Class III directors to serve on Verso’s board of directors for a term of three years:

Nominee	For	Withhold	Broker Non-Votes
Michael E. Ducey	43,497,994	668,895	4,814,821
Scott M. Kleinman	42,833,915	1,332,974	4,814,821
David B. Sambur	42,833,915	1,332,974	4,814,821
Stockholders were not provided the option to abstain from voting on the proposal.
2.	Approval, on an advisory basis, of the compensation of Verso’s named executive officers as disclosed in Verso’s proxy statement dated April 20, 2011:

For	Against	Abstain	Broker Non-Votes
43,992,828	86,627	87,434	4,814,821
3.	Approval, on an advisory basis, of the frequency that Verso will hold stockholder advisory votes on the compensation of Verso’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,521,743	153,818	41,449,879	41,449	4,814,821
Consistent with these results, Verso will hold a stockholder advisory vote on the compensation of its named executive officers every three years until the next required vote on the frequency of stockholder votes on the compensation of Verso’s named executive officers.
4.	Ratification of the appointment of Deloitte & Touche LLP as Verso’s independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstain
48,942,859	6,143	32,708
There were no broker non-votes on the proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2011
VERSO PAPER CORP.
By: /s/ Peter H. Kesser
Peter H. Kesser
Vice President and Secretary

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